UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

CONSOLIDATED-TOMOKA LAND CO.
(Exact name of registrant as specified in its charter)

Florida	001-11350	59-0483700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1530 Cornerstone Boulevard, Suite 100
Daytona Beach, Florida 32117
(386) 274-2202
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

[Missing Graphic Reference]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 20, 2015, Consolidated-Tomoka Land Co. (the “Company”) entered into that certain Amended and Restated Credit Agreement (the “Agreement”), by and among the Company, as Borrower, the subsidiaries of the Company party thereto, as Guarantors, the financial institutions party thereto, as Lenders, Bank of Montreal, as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, National Association as Syndication Agent, and Branch Banking and Trust Comapny, as Documentation Agent.

The Agreement consists of a $75.0 million revolving credit facility with a maturity date of August 1, 2018, subject to a one-year extension at the option of the Company. The indebtedness outstanding under the Agreement accrues interest at a rate ranging from LIBOR plus 135 basis points to LIBOR plus 225 basis points, with the spread over LIBOR based on a ratio of the Company’s total indebtedness to total asset value. Under an accordion feature, the Company has the option to expand the borrowing capacity under the Agreement to $125.0 million.  The indebtedness outstanding under the Agreement is secured by the equity interests of the subsidiary entities and is guaranteed by certain subsidiaries of the Company.

The Agreement contains restrictive covenants, customary for this type of transaction, including, but not limited to, limitations on the Company’s ability to (a) incur indebtedness, (b) make certain investments, (c) incur certain liens, (d) engage in certain affiliate transactions, and (e) engage in certain major transactions such as mergers. In addition, the Company is subject to various financial maintenance covenants, including, but not limited to, a maximum indebtedness ratio, a maximum secured indebtedness ratio, and a minimum fixed charge coverage ratio. The Agreement also contains affirmative covenants and events of default, including, but not limited to, a cross default to the Company’s other indebtedness and the occurrence of a change of control. The Company’s failure to comply with these covenants, or the occurrence of an event of default, could result in acceleration of the Company’s debt and other financial obligations under the Agreement.

The foregoing does not constitute a complete summary of the terms and conditions of the Agreement, which is attached hereto as Exhibit 10.1. The description contained herein of the terms and conditions of the Agreement is qualified in its entirety by reference to the Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

The following Exhibits are included in the Form 8-K:

Exhibit	Description of Exhibit

Exhibit 10.1
Credit Agreement, dated April 20, 2015, by and among Consolidated-Tomoka Land Co., as Borrower, the subsidiaries of Consolidated-Tomoka Land Co. party thereto, as Guarantors, the financial institutions party thereto, as Lenders, Bank of Montreal, as Administrative Agent, Swing Line Lender and L/C Issuer, Wells Fargo Bank, National Association as Syndication Agent, and Branch Banking and Trust Comapny, as Documentation Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED-TOMOKA LAND CO.

Date: May 15, 2015                                                                By: /s/ Mark E. Patten
Mark E. Patten
Senior Vice President – and Chief Financial Officer